Exhibit 99.1
P r e s s   R e l e a s e

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:
Susan Ostrow
Director, Investor Relations
(603) 773-1212

MEDIA CONTACT:
Robin Giampa
Director, Corporate Communications
(603) 773-1174
TIMBERLAND TO ACQUIRE SMARTWOOL CORPORATION
RECOGNIZED MARKET LEADER IN PERFORMANCE-BASED MERINO WOOL SOCKS
STRATHAM, NH, November 7, 2005 — The Timberland Company (NYSE: TBL) announced that it signed a definitive agreement today to acquire 100% of the outstanding stock of SmartWool Corporation, from RAF Industries, Inc. and the Stripes Group LLC. SmartWool, a privately held company based in Steamboat Springs, Colorado, designs, develops, markets and distributes premium performance socks, apparel and accessories for men, women and children. The purchase price is estimated to be approximately $82 million and will be funded through Timberland’s existing cash balances and short-term borrowings. The SmartWool organization will continue to be headquartered in Steamboat Springs, Colorado and will operate as a wholly-owned subsidiary of The Timberland Company under the leadership of Chip Coe, SmartWool’s President.
Founded in 1994 by New England ski instructors who saw the potential for developing performance-based products for outdoor activities, SmartWool originated, and is the recognized market leader in, the outdoor-based merino wool sock market. SmartWool’s extraordinary comfort and performance have enabled it to expand its offering beyond socks to premium wool-based apparel and accessories. SmartWool® products are available in over 2,000 better outdoor specialty stores throughout the United States and through independent distributors in Canada, Europe and Asia. SmartWool and Timberland partnered in early 2005 to develop and market performance footwear featuring SmartWool® linings.

SmartWool’s 2005 revenues are anticipated to be approximately $42 million excluding sales of Timberland® footwear with SmartWool® linings. Timberland anticipates this transaction will add $0.02 to $0.03 to its earnings per share in 2006, with benefits weighted toward the second half of the year. The transaction will have minimal impact on fourth quarter 2005 earnings.
“SmartWool and Timberland share a common heritage as authentic brands grounded in functional and purposeful innovation, and our initial footwear collaboration demonstrates SmartWool’s widespread consumer appeal,” stated Jeffrey B. Swartz, Timberland’s President and Chief Executive Officer. “We look forward to working with the SmartWool team to build upon the strong momentum they’ve created, sharing Timberland’s global infrastructure and product expertise to accelerate and broaden SmartWool’s brand reach while retaining its unique brand essence and culture.”
Commenting on the transaction, SmartWool’s President, Chip Coe, stated, “We are very excited to expand our relationship with Timberland. We are passionate about our brand. Timberland’s brand building heritage, operational expertise and commitment to community will enable SmartWool to better serve our loyal and growing consumer base through expanded offerings of socks, apparel and accessories to reach our full potential as part of the Timberland organization. Timberland’s extraordinary commitment to social responsibility is also a great fit with our SmartPrint initiative.”
Completion of this transaction is subject to satisfaction of customary closing conditions, including regulatory review. The acquisition is expected to be completed by mid-December.
Ropes & Gray LLP served as legal advisor to Timberland. Dechert, LLP served as legal advisor and Wachovia Securities served as financial advisor to RAF Industries, Inc. and Stripes Group LLC.
Timberland will be discussing this proposed acquisition in a conference call scheduled for 8:25 AM ET tomorrow, November 8, 2005. Interested parties may listen to this call through the investor relations section of the Company’s website, www.timberland.com, or by calling (617) 213-8900 and providing access code number 56461172. Replays of this conference call will be available through the investor relations section of the Company’s website.

About Timberland
Timberland (NYSE: TBL) is a global leader in the design, engineering and marketing of premium-quality footwear, apparel and accessories for consumers who value the outdoors and their time in it. Timberland® products offer quality workmanship and detailing and are built to withstand the elements of nature. The Company’s products can be found in leading department and specialty stores as well as Timberland® retail stores throughout North America, Europe, Asia, Latin America, South Africa and the Middle East. More information about Timberland is available in the Company’s reports filed with the Securities and Exchange Commission (SEC).
About SmartWool
SmartWool is the leading performance brand of wool-based apparel, socks and accessories. Nothing can compare to SmartWool for the ultimate in performance, comfort and easy care. SmartWool is superior at vaporizing moisture, controlling temperature and odor and is guaranteed not to shrink. It’s also a renewable resource that illustrates the design genius of evolution. SmartWool’s superior performance and authenticity have made it an official supplier to the U.S. Ski Team. More information on the full range of SmartWool products can be found on its award-winning website, www.smartwool.com.
About RAF Industries, Inc.
Founded in 1979 by Robert A. Fox, RAF Industries is a Pennsylvania-based holding company that acquires and operates middle market manufacturing companies. RAF’s mission is to develop and nurture world-class companies by combining entrepreneurial operating executives with RAF’s seasoned corporate management team. RAF currently owns 17 portfolio companies and also has investments in a number of venture capital opportunities.
About Stripes Group, LLC
Stripes Group provides profitable entrepreneurial companies with a competitive advantage in execution. As an active partner, Stripes Group supports its portfolio companies through growth capital, access to Fortune 1000 customers, recruiting executive talent and the ability to tap the operating experience of its principals. Stripes Group makes growth equity investments of $10 million to $40 million per transaction and acquires companies with purchase prices of $20 million to $200 million. Stripes Group executes a targeted investment strategy in Technology, Branded Consumer Product and Financial Service companies. Please visit www.stripesgroup.com for additional information.
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements regarding the expected benefits of the acquisition of SmartWool and the impact of the acquisition on The Timberland Company’s financial results, are subject to risks, uncertainties and assumptions and are not guarantees of future financial performance or expected benefits. These risks, uncertainties and assumptions could cause the results of The Timberland Company to be materially different from any future results or expected benefits expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to: (i) satisfaction of certain closing conditions contained in the definitive agreement and successful completion of regulatory review, including U.S. government review under the Hart-Scott-Rodino Act; (ii) the inability to realize the anticipated benefits from the acquisition of SmartWool, including the possibility of difficulties in integrating the businesses of the Company and SmartWool; (iii) reliance on foreign sourcing; (iv) the loss of key SmartWool personnel; (v) the Company’s ability to successfully market and sell its and SmartWool’s products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; and (vi) other factors, including those detailed from time to time in The Timberland Company’s filings made with the SEC. The Timberland Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
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